Goldman, Sachs & Co 85 Broad Street New York, New York 10004
Tel: 212-902-1000

                                               (Goldman Sachs logo appears here)


                                                                EXHIBIT (23) (E)


                                                                    May 11, 1995


BOARD OF DIRECTORS
AMERICAN SAVINGS OF FLORIDA, F.S.B.
17801 Northwest Second Avenue
Miami, Florida 33169


Re: Registration Statement (File No. 33-58261) of
    First Union Corporation


Gentlemen and Mesdames:


     Reference is made to our opinion letter dated May 11, 1995 with respect to the fairness to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of American Savings of Florida, F.S.B. of the Consideration to be received for the Shares pursuant to the Agreement and Plan of Merger dated as of December 4, 1994, as amended as of March 27, 1995, between First Union Corporation and American Savings of Florida, F.S.B.


     The foregoing opinion letter is solely for the information and assistance of the Board of Directors of American Savings of Florida, F.S.B. in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.


     In that regard, we hereby consent to the reference to the opinion of our Firm under the caption "Opinions of Financial Advisors" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned registration statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                      Very truly yours,

                                      (Signature of Goldman, Sachs & Co.)

                                      GOLDMAN, SACHS & CO.